Exhibit 5.1

June 15, 2018

Two Harbors Investment Corp.

575 Lexington Avenue

Suite 2930

New York, New York  10022

Re:                            Two Harbors Investment Corp., a Maryland corporation (the “Company”) — Registration Statement on Form S-4, as amended (File No. 333-225242) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the following securities under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement, which was initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 25, 2018:  (i) shares (the “Common Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company (estimated to be 75,730,228 Common Shares based on the 155,439,713 shares of common stock of CYS Investments, Inc., a Maryland corporation (“CYS”), issued and outstanding as of June 13, 2018 and an assumed exchange ratio of 0.4872, but, in any event, not to exceed the authorized but unissued and unreserved shares of Common Stock as of the date of the Directors’ Resolutions (as defined herein), which Common Shares are issuable in respect of the issued and outstanding shares of common stock of CYS, as contemplated by, and in accordance with the terms and conditions of, the Merger Agreement (as defined herein); and (ii) 3,000,000 shares of 7.75% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series D Shares”) and 8,000,000 shares of 7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series E Shares” and together with the Series D Shares, collectively, the “Preferred Shares”), which Preferred Shares are issuable in respect of the issued and outstanding shares of preferred stock of CYS, as contemplated by, and in accordance with the terms and conditions of, the Merger Agreement.

The Common Shares and the Preferred Shares are issuable in connection with the merger (the “Merger”) of Eiger Merger Subsidiary LLC, a Maryland limited liability company and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), with and into CYS, as contemplated by, and in accordance with the terms and conditions of, the Agreement and Plan of Merger, dated as of April 25, 2018, by and among the Company, Merger Sub and CYS (the “Merger Agreement”).  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the corporate charter of the Company represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the

“Department”) on May 21, 2009, and the articles of amendment, articles supplementary and other charter documents filed with, and accepted for record by, the Department subsequent to May 21, 2009 through the date hereof (collectively, the “Charter”);

(ii)                                  the Amended and Restated Bylaws of the Company, dated as of April 6, 2017 (the “Bylaws”);

(iii)                               resolutions adopted by the Board of Directors of the Company on or as of April 25, 2018 (the “Directors’ Resolutions”);

(iv)                              the Merger Agreement;

(v)                                 the Registration Statement and the related joint proxy statement/prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vi)                              a certificate executed by one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete and have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption or approval of the Directors’ Resolutions and the execution and delivery of the Merger Agreement;

(vii)                           a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(viii)                        such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)                                 each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  all of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 all certificates submitted to us, including, without limitation, the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e)                                  the Merger Agreement has been duly authorized, executed and delivered by the parties thereto (other than the Company) and is the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms; and, prior to the issuance and delivery of any of the Common Shares or Preferred Shares, the Merger and the related actions and transactions contemplated by the Merger Agreement will have been consummated, and the Merger will have become effective, in the manner described in the Merger Agreement and the Registration Statement and in accordance with applicable law;

(f)                                   prior to the issuance and delivery of any of the Common Shares, as contemplated by the Merger Agreement, the issuance of the Common Shares will have been duly approved by the requisite vote of the stockholders of the Company in accordance with the Merger Agreement and applicable law;

(g)                                  prior to the issuance and delivery of any of the Preferred Shares, as contemplated by the Merger Agreement, all necessary corporate action on the part of the Company will have been taken to file with the Department articles supplementary with respect to such Preferred Shares in substantially the form attached as Exhibit 3.8 and Exhibit 3.9 to the Registration Statement, and such articles supplementary will have been accepted for record by the Department;

(h)                                 none of the Common Shares or the Preferred Shares will be issued or transferred in violation of any restriction or limitation on ownership and transfer contained in the Charter; and none of the Common Shares or the Preferred Shares will be issued or transferred to an Interested Stockholder of the Company or any Affiliate thereof, as each term is defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law; and

(i)                                     upon the issuance of the Common Shares and the Preferred Shares subsequent to the date hereof, (i) the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to the issuance of the Common Shares, plus the total number of shares of Common Stock of the Company that are reserved but unissued, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter, and (ii) the total number of shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of the Company issued and outstanding, after giving effect to the issuance of the Preferred Shares, will not exceed the total number of shares of Preferred Stock that the Company is authorized to issue under the Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.                                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.                                      When issued and delivered by the Company in accordance with the Directors’ Resolutions, the Registration Statement and the Merger Agreement, the Common Shares will have been duly authorized for issuance by all necessary corporate action on the part of the Company, and such Common Shares will be validly issued, fully paid and nonassessable.

3.                                      When issued and delivered by the Company in accordance with the Directors’ Resolutions, the Registration Statement and the Merger Agreement, the Preferred Shares will have been duly authorized for issuance by all necessary corporate action on the part of the Company, and such Preferred Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Common Shares and the Preferred Shares.  We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP

BALLARD SPAHR LLP